Exhibit 23.1


                       CONSENT OF ERNST & YOUNG LLP

  We consent to the incorporation by reference in the Registration Statements (Form S-8 No.s 33-22849, 33-36041, 33-42002, 33-50430 and
  33-64407) pertaining to the 1985 Stock Option Plan of Carrington Laboratories, Inc., Registration Statements (Form S-8 No.s 33-64403, 33-64405, and 33-55920) pertaining to the 1995 Management Compensation Plan of Carrington Laboratories, Inc., the 1995 Stock Option Plan of Carrington Laboratories, Inc., and the Employee Stock Purchase Plan of Carrington Laboratories, Inc., respectively, the Registration
  Statements (Form S-3 No.s 33-60833 and 333-17177) pertaining to the 1995 and 1997 private placements of common stock of Carrington Laboratories, Inc., respectively, of our report dated February 21, 2000, with respect to the consolidated financial statements and schedule of Carrington Laboratories, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 1999 filed with the Securities and Exchange Commission.


                                                        Ernst & Young LLP


  Dallas, Texas
  March 24, 2000